UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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EMC Corporation

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EMC Corporation published the following press release.

Press Contact:	Katryn McGaughey
(508) 293-7717
katryn.mcgaughey@emc.com

Glass Lewis Recommends EMC Shareholders

Vote “FOR” Proposed Merger with Dell

News Summary

•	Proxy advisory firm Glass Lewis recommends EMC shareholders vote “FOR” proposed EMC and Dell combination
•	EMC Special Meeting of Shareholders to be held on July 19, 2016

HOPKINTON, Mass. – July 6, 2016 – EMC Corporation (NYSE:EMC) today announced that Glass Lewis, an independent proxy advisory firm, has recommended that EMC shareholders vote “FOR” the proposal to approve the merger agreement among Denali Holding Inc., Dell Inc., Universal Acquisition Co., and EMC, and “FOR” the other two proposals described in EMC’s proxy statement relating to the company’s Special Meeting of Shareholders to be held on July 19, 2016.

Glass Lewis prefaced its conclusion that the proposed transaction is in the best interests of shareholders with the following:

“Overall, we find that the proposed transaction is financially and strategically reasonable from the perspective of EMC and its shareholders. The proposed consideration represents what is, in our view, an attractive premium to the unaffected closing price of EMC shares and appears generally reasonable in numerous analyses presented by the independent financial advisors, including relative to peer trading multiples, premiums paid and discounted cash flows including stock based compensation expense. The proposed consideration will allow shareholders to realize a substantial portion of their investment in cash and to continue to participate in the future performance of VMware.”

Joe Tucci, Chairman and CEO of EMC commented:

“We are very pleased that Glass Lewis is recommending EMC shareholders vote ‘FOR’ the proposed merger with Dell. I firmly believe, as does EMC’s Board of Directors, that the coming together of EMC and Dell is the best strategic option for all stakeholders. The new Dell Technologies will be a powerhouse in the technology industry with approximately $74 billion in revenues, a complementary product portfolio, and expanded market reach in a number of high-growth areas of the $2 trillion information technology market.”

About EMC

EMC Corporation is a global leader in enabling businesses and service providers to transform their operations and deliver IT as a service. Fundamental to this transformation is cloud computing. Through innovative products and services, EMC accelerates the journey to cloud computing, helping IT departments to store, manage, protect and analyze their most valuable asset — information — in a more agile, trusted and cost-efficient way. Additional information about EMC can be found at www.EMC.com.

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EMC is a registered trademark of EMC Corporation in the United States and/or other countries. All other trademarks used are the property of their respective owners.

Important Legal Information

Disclosure Regarding Forward Looking Statements

This communication contains forward-looking information about EMC Corporation and the proposed transaction that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) the failure to obtain the approval of

EMC Corporation shareholders in connection with the proposed transaction; (ii) the failure to consummate or delay in consummating the proposed transaction for other reasons; (iii) the risk that a condition to closing of the proposed transaction may not be satisfied or that required financing for the proposed transaction may not be available or may be delayed; (iv) the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained, or is obtained subject to conditions that are not anticipated; (v) risk as to the trading price of Class V Common Stock to be issued by Denali Holding Inc. in the proposed transaction relative to the trading price of shares of VMware, Inc.’s common stock; (vi) the effect of the proposed transaction on VMware’s business and operating results and impact on the trading price of shares of Class V Common Stock of Denali Holding Inc. and shares of VMware common stock; (vii) the diversion of management time on transaction-related issues; (viii) adverse changes in general economic or market conditions; (ix) delays or reductions in information technology spending; (x) the relative and varying rates of product price and component cost declines and the volume and mixture of product and services revenues; (xi) competitive factors, including but not limited to pricing pressures and new product introductions; (xii) component and product quality and availability; (xiii) fluctuations in VMware’s operating results and risks associated with trading of VMware common stock; (xiv) the transition to new products, the uncertainty of customer acceptance of new product offerings and rapid technological and market change; (xv) the ability to attract and retain highly qualified employees; (xvi) insufficient, excess or obsolete inventory; (xvii) fluctuating currency exchange rates; (xviii) threats and other disruptions to our secure data centers or networks; (xix) our ability to protect our proprietary technology; (xx) war or acts of terrorism; and (xxi) other one-time events and other important factors disclosed previously and from time to time in EMC Corporation’s filings with the U.S. Securities and Exchange Commission (the “SEC”). Except to the extent otherwise required by federal securities law, EMC Corporation disclaims any obligation to update any such forward-looking statements after the date of this communication.

Additional Information and Where to Find It

This communication is being made in respect of the proposed business combination transaction between EMC Corporation and Denali Holding Inc. The proposed transaction will be submitted to the shareholders of EMC Corporation for their consideration. In connection with the issuance of Class V Common Stock of Denali Holding Inc. in the proposed transaction, Denali Holding Inc. has filed with the SEC a Registration Statement on Form S-4 (File No. 333-208524) that includes a proxy statement/prospectus regarding the proposed transaction. The registration statement has been declared effective by the SEC, and the definitive proxy statement/prospectus was mailed on or about June 10, 2016, to each EMC Corporation shareholder entitled to vote at the special meeting in connection with the proposed transaction. INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS RELATING TO THE TRANSACTION FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors may obtain copies of the definitive proxy statement/prospectus and all other documents filed with the SEC regarding the proposed transaction, free of charge, at the SEC’s website (http://www.sec.gov). Investors may also obtain these documents, free of charge, from EMC Corporation’s website (http://www.EMC.com) under the link “Investor Relations” and then under the tab “Financials” then “SEC Filings”, or by directing a request to: EMC Corporation, 176 South Street, Hopkinton, Massachusetts, 01748, Attn: Investor Relations, 866-362-6973.

Participants in the Solicitation

EMC Corporation and certain of its directors, executive officers and other members of management and employees may be deemed to be “participants” in the solicitation of proxies from EMC Corporation shareholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of EMC Corporation shareholders in connection with the proposed transaction and a description of their direct and indirect interest, by security holdings or otherwise, is set forth in the preliminary proxy statement/prospectus filed with the SEC in connection with the proposed transaction. You can find information about EMC Corporation’s executive officers and directors in its definitive proxy statement filed with the SEC on April 1, 2016 and in its Annual Report on Form 10-K filed with the SEC on February 25, 2016, and the amendment thereto on Form 10-K/A filed with the SEC on March 11, 2016. You can obtain free copies of these documents at the SEC’s website (http://www.sec.gov). You can also obtain free copies of these documents from EMC Corporation using the contact information above.